Exhibit 99.1

Janux Therapeutics Reports First Quarter 2024 Financial Results and Business Highlights

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Enrollment ongoing for PSMA-TRACTr (JANX007) in prostate cancer
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Enrollment ongoing for EGFR-TRACTr (JANX008) in solid tumors
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Update on JANX007 data and doses selected for expansion cohorts is anticipated in 2H 2024
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$651.8 million in cash and cash equivalents and short-term investments at end of first quarter 2024

SAN DIEGO, May 7, 2024 – Janux Therapeutics, Inc. (Nasdaq: JANX) (Janux), a clinical-stage biopharmaceutical company developing a broad pipeline of novel immunotherapies by applying its proprietary technology to its Tumor Activated T Cell Engager (TRACTr) and Tumor Activated Immunomodulator (TRACIr) platforms, today reported financial results for the first quarter ended March 31, 2024 and provided a business update.

“We continue to focus on enrollment in the two clinical studies for PSMA-TRACTr JANX007 and EGFR-TRACTr JANX008, and we are pleased with the progress,” said David Campbell, Ph.D., President and CEO of Janux. “As we advance our clinical programs and gather additional clinical data, we are also expanding our pipeline so that we can create further value from our technology platforms and, most importantly, accelerate the development of new meaningful therapies for cancer patients.”

RECENT BUSINESS HIGHLIGHTS AND FUTURE MILESTONES:

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JANX007 continues to enroll in the first-in-human Phase 1 clinical trial in mCRPC (NCT05519449).

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JANX008 continues to enroll in the first-in-human Phase 1 clinical trial in advanced or metastatic solid tumors (NCT05783622).

An update on JANX007 data and doses selected for expansion cohorts is anticipated in the second half of 2024. An update on JANX008 data is expected in 2025.

FIRST QUARTER 2024 FINANCIAL RESULTS:

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Cash and cash equivalents and short-term investments: As of March 31, 2024, Janux reported cash and cash equivalents and short-term investments of $651.8 million compared to $344.0 million at December 31, 2023.

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Research and development expenses: For the quarter ended March 31, 2024, Janux reported research and development expenses of $14.1 million compared to $15.9 million for the comparable period in 2023.

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General and administrative expenses: For the quarter ended March 31, 2024, Janux reported general and administrative expenses of $7.3 million compared to $6.5 million for the comparable period in 2023.

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Net loss: For the quarter ended March 31, 2024, Janux reported a net loss of $14.8 million compared to $17.5 million for the comparable period in 2023.

Janux’s TRACTr and TRACIr Pipeline

Janux’s first clinical candidate, JANX007, is a TRACTr that targets PSMA and is being investigated in a Phase 1 clinical trial in adult subjects with metastatic castration-resistant prostate cancer (mCRPC). Janux’s second clinical candidate, JANX008, is a TRACTr that targets EGFR and is being studied in a Phase 1 clinical trial for the treatment of multiple solid cancers including colorectal cancer, squamous cell carcinoma of the head and neck, non-small cell lung cancer, and renal cell carcinoma. We are also generating a number of additional TRACTr and TRACIr programs for potential future development, some of which are at development candidate stage or later. We are currently assessing priorities in our preclinical pipeline.

About Janux Therapeutics

Janux is a clinical-stage biopharmaceutical company developing tumor-activated immunotherapies for cancer. Janux’s proprietary technology enabled the development of two distinct bispecific platforms: Tumor Activated T Cell Engagers (TRACTr) and Tumor Activated Immunomodulators (TRACIr). The goal of both platforms is to provide cancer patients with safe and effective therapeutics that direct and guide their immune system to eradicate tumors while minimizing safety concerns. Janux is currently developing a broad pipeline of TRACTr and TRACIr therapeutics directed at several targets to treat solid tumors. Janux has two TRACTr therapeutic candidates in clinical trials, the first targeting PSMA is in development for prostate cancer, and the second targeting EGFR is being developed for colorectal, lung, head and neck, and renal cancers. For more information, please visit www.januxrx.com and follow us on LinkedIn.

Forward-Looking Statements

This news release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding, among other things, Janux’s ability to bring new treatments to cancer patients in need, expectations regarding the timing, scope and results of Janux’s development activities, including its ongoing and planned preclinical studies and clinical trials, the timing of and plans for regulatory filings, the potential benefits of Janux’s product candidates and platform technologies, expectations regarding the use of Janux’s platform technologies to generate novel product candidates and the strength of Janux’s balance sheet and the adequacy of cash on hand. Factors that may cause actual results to differ materially include the risk that compounds that appear promising in early research do not demonstrate safety and/or efficacy in later preclinical studies or clinical trials, the risk that Janux may not obtain approval to market its product candidates, uncertainties associated with performing clinical trials, regulatory filings and applications, risks associated with reliance on third parties to successfully conduct clinical trials, the risks associated with reliance on outside financing to meet capital requirements, and other risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “promise,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. For a further list and description of the risks and uncertainties Janux faces, please refer to Janux’s periodic and other filings with the Securities and Exchange Commission, which are available at www.sec.gov. Such forward-looking statements are current only as of the date they are made, and Janux assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Janux Therapeutics, Inc.

Condensed Balance Sheets

(in thousands)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$212,803	$19,205
Accounts receivable	519	—
Short-term investments	438,960	324,823
Prepaid expenses and other current assets	6,384	5,213
Total current assets	658,666	349,241
Restricted cash	816	816
Property and equipment, net	6,517	7,003
Operating lease right-of-use assets	20,461	20,838
Other long-term assets	2,524	2,509
Total assets	$688,984	$380,407

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,254	$2,424
Accrued expenses	5,810	7,387
Current portion of deferred revenue	972	1,705
Current portion of operating lease liabilities	1,573	1,517
Total current liabilities	10,609	13,033
Operating lease liabilities, net of current portion	22,612	23,025
Total liabilities	33,221	36,058
Total stockholders’ equity	655,763	344,349
Total liabilities and stockholders’ equity	$688,984	$380,407

Janux Therapeutics, Inc.

Unaudited Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Collaboration revenue	$1,252	$2,048
Operating expenses:
Research and development	14,070	15,865
General and administrative	7,343	6,464
Total operating expenses	21,413	22,329
Loss from operations	(20,161)	(20,281)
Total other income	5,401	2,822
Net loss	$(14,760)	$(17,459)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities, net	(1,189)	796
Comprehensive loss	$(15,949)	$(16,663)
Net loss per common share, basic and diluted	$(0.30)	$(0.42)
Weighted-average shares of common stock outstanding, basic and diluted	49,049,741	41,763,971

Contacts

Investors:

Andy Meyer

Janux Therapeutics

ameyer@januxrx.com

(202) 215-2579

Media:

Jessica Yingling, Ph.D.

Little Dog Communications Inc.

jessica@litldog.com

(858) 344-8091